Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com

             Global Entertainment Corporation Reports Revenue Growth
                       101.2% in Third Quarter Fiscal 2007
                     97.3% for Nine Months Ended February 28

PHOENIX, ARIZONA, APRIL 16, 2007 -- GLOBAL ENTERTAINMENT CORPORATION (AMEX: GEE)
- a company engaged in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported that revenue for the nine months ended February 28, 2007 increased 101.2% to $22,138,723 compared to revenue of $11,004,876 for the comparable nine-month period ended February 28, 2006. The company realized a net loss of $1,124,962 for the nine months or a loss of $.17 per diluted share. This loss compared to net income of $242,447 for the comparable fiscal period in 2006 or $.05 per diluted share. Revenue in the third quarter of fiscal 2007 increased 97.3% to $5,563,782, compared to revenue of $2,866,206 for the same quarter of fiscal year 2006. A net loss of $303,828 or $.05 per diluted shared was realized in the third quarter fiscal 2007 compared to net income of $95,867 or $.02 in the same quarter of fiscal year 2006.

The revenue growth observed for each of our subsidiaries in the third fiscal quarter was reflected in our overall revenue for the nine-month period ended February 28, 2007. The continued increase in revenue demonstrates the benefit derived from the planned interaction and interrelationships between our subsidiary companies. The Santa Ana Star Center in Rio Rancho, New Mexico and Tim's Toyota Center in Prescott Valley, Arizona, both ICC projects completed late in the second fiscal quarter have as their major tenant CHL hockey teams that began play in the 2006/2007season. In addition, to the revenue realized from these CHL hockey teams, each of the events centers utilizes Encore for their facility management, Gettix for ticketing services and GEMS, our licensing and advertising division, for sales and marketing services. Much of this revenue should be on-going as we have multi-year agreements in place for our various services.

The net loss for the third quarter of fiscal 2007 was primarily attributable to legal fees associated with the settlement of a legal claim. Excluding the legal costs associated with this claim, the net loss for the third quarter of fiscal 2007 would have been $33,169. In addition, the results for the third quarter of fiscal 2007 included continued investment in the launch of the Cragar Edition vehicle kits, and startup and operation expense associated with our newest subsidiary, Global Properties I.
                                                                         more...

Global Entertainment Corporation Reports Revenue Growth
101.2% in Third Quarter Fiscal 2007
97.3% for Nine Months Ended February 28
April 16, 2007
Page 2


Through our ICC division we are currently performing project management services for an events and entertainment center in Wenatchee, Washington. Upon completion of this facility, we have already been engaged in multi-year agreements for Encore to provide facility management services and for GEMS to provide sales and marketing services.

Richard Kozuback, president and chief executive officer stated, "The substantial revenue increase posted in the third fiscal quarter flowed from all of our multiple subsidiary companies with the impact of the volume increase in our ticketing services business being most beneficial because of the relatively higher margins provided by that subsidiary. The additional revenue stream realized from the multiple services we provide at the two new events centers completed late in our second fiscal quarter represents the initial revenue flow we anticipate from these facilities and demonstrates how our multi-layered business structure performs. Our newest subsidiary, Global Properties I, continues to have ongoing discussions with a number of municipalities throughout the country regarding potential market opportunities for our turn-key events center concept."

Kozuback added, "I am honored to report that the Santa Ana Star events center in Rio Rancho, New Mexico was awarded the Best Building for 2007 by the New Mexico Association of General Contractors. This is a very prestigious award within the construction industry and we are pleased to have played a major role in the development of this events center.

"We are still in the early stage of development as a national company and strongly believe the successful implementation of our business plan provides upside potential for our shareholders," Kozuback concluded.

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events company focused on mid-size communities that is engaged through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC, through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

                                                                         more...

Global Entertainment Corporation Reports Revenue Growth
101.2% in Third Quarter Fiscal 2007
97.3% for Nine Months Ended February 28
April 16, 2007
Page 2


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2006, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLES FOLLOWS:

Global Entertainment Corporation Reports Revenue Growth
101.2% in Third Quarter Fiscal 2007
97.3% for Nine Months Ended February 28
April 16, 2007
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                              February 28,            May 31,
                                                  2007                 2006
                                              ------------         ------------
                                               (Unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents                   $  5,144,653         $  5,438,091
  Accounts receivable, net                       5,705,088            6,068,528
  Other Current Assets                             699,303              434,682
                                              ------------         ------------

      Total Current Assets                      11,549,044           11,941,301

Other Assets                                     4,584,462            4,819,299
                                              ------------         ------------

      Total Assets                            $ 16,133,506         $ 16,760,600
                                              ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and Accrued liabilities    $  5,307,718         $  4,387,512
  Deferred revenues - current portion              464,300              900,386
                                              ------------         ------------

      Total Current Liabilities                  5,772,018            5,287,898
                                              ------------         ------------

Other Liabilities                                  406,694              458,195
                                              ------------         ------------

      Total Liabilities                          6,178,712            5,746,093
                                              ------------         ------------

Stockholders' Equity:
  Common stock                                       6,508                6,488
  Paid-in capital                               10,731,010           10,665,781
  Retained earnings (deficit)                     (782,724)             342,238
                                              ------------         ------------

      Total Equity                               9,954,794           11,014,507
                                              ------------         ------------

      Total Liabilities & Equity              $ 16,133,506         $ 16,760,600
                                              ============         ============

                                                                         more...

Global Entertainment Corporation Reports Revenue Growth
101.2% in Third Quarter Fiscal 2007
97.3% for Nine Months Ended February 28
April 16, 2007
Page 5


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                  For the three months ended           For the nine months ended
                                                ------------------------------       ------------------------------
                                                February 28,      February 28,       February 28,      February 28,
                                                    2007              2006               2007              2006
                                                ------------      ------------       ------------      ------------
Revenue                                         $  5,653,782      $  2,866,206       $ 22,138,723      $ 11,004,876
Expenses                                           6,033,049         2,826,016         23,479,563        10,769,781
                                                ------------      ------------       ------------      ------------
Income (loss) from operations                       (379,627)           40,190         (1,340,840)          235,095

Other income (expense)                                75,799            (1,608)           215,878            (2,903)
                                                ------------      ------------       ------------      ------------

Income (loss) before income taxes                   (303,828)           38,582         (1,124,962)          232,192
Income tax expense                                        --           (57,285)                --           (10,285)
                                                ------------      ------------       ------------      ------------

Net income (loss)                               $   (303,828)     $     95,867       $ (1,124,962)     $    242,477
                                                ============      ============       ============      ============

Net Income (loss) per common share: Basic       $      (0.05)     $       0.02       $      (0.17)     $       0.05
Weighted average number of common shares
 outstanding: Basic                                6,508,173         5,348,302          6,500,953         5,346,583


Net Income (loss) per common share: Diluted     $      (0.05)     $       0.02       $      (0.17)     $       0.04

Weighted average number of common shares
outstanding: Diluted                               6,508,173         5,684,406          6,500,953         5,647,062


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